Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of:

GWG Holdings, Inc. and Subsidiaries

We consent to the use in this Registration Statement on Form S-1 of our report dated March 22, 2016, relating to the consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2015 and December 31, 2014, which appear or are incorporated by reference in such Registration Statement, and the reference to our firm under the heading “Experts” in the prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

January 17, 2017